EXHIBIT 99.1

Orion Energy Systems Reports Q2 Revenue of $17.6M, Gross Profit Percentage

of 25.3% and Reiterates FY’23 Revenue Outlook of $90M to $110M

Manitowoc, WI – November 8, 2022 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting and controls, maintenance services and electrical vehicle (EV) charging station solutions, today reported results for its fiscal 2023 second quarter ended September 30, 2022 (Q2’23). Orion will hold an investor call today at 10:00 a.m. ET (details below); online pre-registration required to receive the call dial-in information.

Q2 Financial Summary				Prior Three Quarters
$ in millions except per share figures	Q2’23	Q2’22 (1)	Change	Q1’23	Q4’22	Q3'22
Revenue	$17.6	$36.5	($18.9)	$17.9	$22.1	$30.7
Gross Profit	$4.4	$10.8	($6.4)	$3.6	$5.3	$7.6
Gross Profit %	25.3%	29.5%	(430bps)	19.8%	23.8%	24.9%
Net (Loss) Income	($2.3)	$3.7	($6.0)	($2.8)	($1.2)	$1.1
EPS	($0.08)	$0.12	($0.20)	($0.09)	($0.04)	$0.04
Adjusted EBITDA (2)	($1.5)	$4.0	($5.5)	($2.9)	($0.4)	$2.1
Cash & Equivalents	$12.5	$14.7	($2.2)	$9.4	$14.5	$17.3

(1) Q2’22 results include a $1.6M employee retention payroll tax credit which increased gross profit by $0.8M and reduced operating expense by $0.8M.

(2) See EBITDA and Adjusted EBITDA reconciliation below.

Q2 Financial Highlights

•
Q2’23 revenue was $17.6M compared to revenue of $36.5M in Q2’22 and $17.9M in Q1’23.
•
Q2’23 gross profit percentage was 25.3% vs. 29.5% in Q2’22 and 19.8% in Q1’23. The year-over-year variance was primarily due to the fixed cost absorption impact of lower business volume, while the improvement over Q1’23 reflected a higher margin revenue mix and cost management efforts.
•
Orion had a Q2'23 net loss of ($2.3M), or ($0.08) per share, compared to net income of $3.7M, or $0.12 per share, in Q2’22 and ($2.8M), or ($0.09) per share, in Q1’23.
•
Q2’23 Adjusted EBITDA was negative ($1.5M) compared to $4.0M in Q2’22, reflecting lower revenue and gross profit, but improved over negative ($2.9M) in Q1’23, due to a higher gross profit percentage.
•
Orion ended Q2'23 with $32.5M in working capital, including inventory of $16.8M. Orion had approximately $23.7M of liquidity at the close of Q2’23, comprised of $12.5M of cash and equivalents and $11.2M of availability on its credit facility.

CEO Commentary

Mike Altschaefl, Orion’s CEO, commented, “The first half of our fiscal year was impacted by the continuation of customer project delays which began in the second half of last year, as well as some project cancelations. However, we did see several customers re-engaging during Q2’23, which should enable us to initiate several larger LED lighting projects in our second half and into the next fiscal year. We continue to support a diversified pipeline of large project opportunities for logistics, automotive, and other industrial companies, as well as for public sector entities, that we expect to commence in the second half. Our long-term outlook is excellent, with a broad range of opportunities. Our principal challenge today is assessing when some larger projects will begin.

“In our lighting and electrical maintenance services business, the integration of Stay-Light Lighting with Orion Maintenance Services (OMS) is progressing well. Lighting and electrical maintenance services provide an important, growing base of recurring revenue that complements our other solutions and supports our ‘customer for life’ philosophy.

“Last month, we entered the electric vehicle (EV) charging market through the acquisition of Voltrek, a top-tier commercial EV charging solutions provider. EV charging is a high-growth market that is highly complementary to our project management capabilities, our national account, ESCO, and distribution partner paths to market and our maintenance business. Charging stations are an increasingly important part of a high-quality retail customer experience as well as an integral amenity for employees and other stakeholders. We see significant cross-selling potential across these businesses and demand driven by ramping EV sales, supported by significant state and federal subsidies for EV charging infrastructure. EV charging has the potential to become a significant revenue opportunity for Orion over the next three to five years."

Business Outlook

FY 2023 revenue to date has progressed more slowly than expected due primarily to ongoing customer project delays and some project cancellations. Based on its current project pipeline, Orion continues to expect FY 2023 second half revenue to be much stronger than the first half, with full year revenue ranging between $90M and $110M. The mid-point of this revenue range would represent double-digit revenue growth compared to FY 2022, outside of the revenue from Orion’s largest customer.

Key factors expected to impact Orion’s FY 2023 performance include:

•
Large national logistics, automotive, industrial, and public sector customers moving forward with delayed and new projects.
•
Growth in Orion’s maintenance services business revenue to over $15M in FY 2023.
•
Continued revenue growth in the Company’s ESCO channel and from electrical contractors.
•
Revenue of approximately $15M in FY 2023 from the Company’s largest customer via a mix of projects for new facilities, exterior LED lighting, other lighting and electrical projects and maintenance services.
•
Additional revenue from new customers as a result of ongoing sales and marketing activities.

Orion cautions investors that its business outlook is subject to a range of factors that are difficult to predict, including but not limited to those listed above, as well as supply chain disruptions, including shipping and logistics issues, component availability, rising input costs, labor supply challenges, the continuous effects of the COVID-19 pandemic, and other potential business and economic environment impacts.

Q2 Financial Results

Orion’s Q2’23 revenue was $17.6M compared to $36.5M in Q2’22. The prior-year quarter benefitted from several large projects, including projects for a large national retail customer and a global online retailer, which did not recur in Q2’23.

Q2’23 gross profit percentage was 25.3% compared to 29.5% in Q2’22 and 19.8% in Q1’23. The year-over-year decrease is primarily due to lower fixed cost absorption from lower revenues. The sequential gross margin improvement versus Q1’23 was due to a higher-margin revenue mix of projects, ongoing supply chain and cost management efforts, and the benefit of prior price increases helping to offset higher input costs.

Total operating expenses grew to $7.4M in Q2’23 from $5.8M in Q2’22, principally due to non-cash equity-based compensation costs associated with our CEO’s retirement and G&A expenses related to Stay-Lite Lighting, which was acquired at the beginning of Q4’22. Sequentially, operating expenses increased approximately $0.2M, primarily related to growth and integration initiatives in the combined maintenance services business and non-cash equity-based compensation costs associated with our CEO’s retirement.

Orion reported a Q2’23 net loss of ($2.3M), or ($0.08) per share, as compared to Q2’22 net income of $3.7M, or $0.12 per share, mainly due to lower revenues and gross profit percentage in the current year period, as well as the benefit of a $1.6M tax credit in Q2’22. Likewise, Orion generated negative Adjusted EBITDA of ($1.5M) in Q2’23 versus Adjusted EBITDA of $4.0M in Q2’22.

Balance Sheet

Orion ended Q2'23 with $32.5M in working capital, including inventory of $16.8M. Orion had approximately $23.7M of liquidity at the close of Q2’23, including cash and cash equivalents of $12.5M and $11.2M available on its working capital credit facility. Orion drew $5.0M on its working capital credit facility at the end of Q2’23 to provide greater liquidity to support the business and in anticipation of the Voltrek acquisition which closed in October. On November 4, Orion amended its credit facility to add selected working capital from its acquired businesses to the borrowing base, thereby providing Orion with additional available borrowing capacity and liquidity.

Webcast/Call Detail

Date / Time: Tuesday, November 8th at 10:00 a.m. ET

Live Call Registration: https://register.vevent.com/register/BI66a0c29ab0584797bb9fce47a7ab37de

Live call participants must pre-register using the URL above to receive the dial-in information. Simply re-register if you lose the dial-in or PIN.

Webcast / Replay: https://edge.media-server.com/mmc/p/s7hztfsd

About Orion Energy Systems (www.orionlighting.com)

Orion provides energy efficiency and clean tech solutions, including LED lighting and controls, maintenance services and electrical vehicle (EV) charging solutions. Orion specializes in turnkey design-through-installation solutions for large national customers, with a commitment to helping customers achieve their business and environmental goals with healthy, safe and sustainable solutions that reduce their carbon footprint and enhance business performance.

Orion is committed to operating responsibly throughout all areas of our organization. Learn more about Orion’s ESG priorities, goals and progress here or visit Orion’s website.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA (EBITDA adjusted for stock-based compensation, payroll tax credit, and acquisition expenses). The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these non-GAAP measures to evaluate performance of the business and believes these measurements enable it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and Orion compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA Reconciliation” following the Unaudited Condensed Consolidated Statements of Cash Flows included in this press release.

Safe Harbor Statement

Certain matters discussed in this press release, including under the headings “Q2 Financial Highlights”, “CEO Commentary”, "Business Outlook", and "Q2 Financial Results" are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to realize the anticipated benefits of the Voltrek acquisition; (ii) we may encounter substantial difficulties, costs and delays involved in integrating our operations with Voltrek’s business; (iii) disruption of management’s attention from ongoing business operations due to the Voltrek acquisition; (iv) our ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; (v) the deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services, and adverse impacts on costs and the demand for our products as a result of factors such as the COVID-19 pandemic and the implementation of tariffs; (vi) our ability to adapt and respond to supply chain challenges, especially related to shipping and logistics issues, component availability, rising input costs, and a tight labor market; (vii) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (viii) our ability to successfully launch, manage and maintain our refocused business strategy to successfully bring to market new and innovative product and service offerings; (ix) our recent and continued reliance on significant revenue to be generated in fiscal 2023 from the lighting and controls retrofit projects for two major global logistics companies; (x) our dependence on a limited number of key customers, and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (xi) our ability to identify and successfully complete transactions with suitable acquisition candidates in the future as part of our growth strategy; (xii) the availability of additional debt financing and/or equity capital to pursue our evolving strategy and sustain our growth initiatives; (xiii) our risk of potential loss related to single or focused exposure within the current customer base and product offerings; (xiv) our ability to sustain our profitability and positive cash flows; (xv) our ability to differentiate our products in a highly competitive and converging market, expand our customer base and gain market share; (xvi) our ability to manage and mitigate downward pressure on the average selling prices of our products as a result of competitive pressures in the LED market; (xvii) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xviii) our increasing reliance on third parties for the manufacture and development of products, product components, as well as the provision of certain services; (xix) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xx) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xxi) our ability to maintain safe and secure information technology systems; (xxii) our failure to comply with the covenants in our credit agreement; (xxiii) our ability to balance customer demand and production capacity; (xxiv) our ability to maintain an effective system of internal control over financial reporting; (xxv) price fluctuations (including as a result of tariffs), shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxvi) our ability to defend our patent portfolio and license technology from third parties; (xxvii) a reduction in the price of electricity; (xxviii) the reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies; (xxix) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xxx) potential warranty claims in excess of our reserve estimates; and (xxxi) the other risks described in our filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website.

Twitter:@OrionLighting and @OrionLightingIR

StockTwits:@Orion_LED_IR

###

Investor Relations Contacts

Per Brodin, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
pbrodin@oesx.com	(212) 924-9800 or OESX@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	September 30, 2022	March 31, 2022
Assets
Cash and cash equivalents	$12,520	$14,466
Accounts receivable, net	11,591	11,899
Revenue earned but not billed	1,346	2,421
Inventories, net	16,849	19,832
Prepaid expenses and other current assets	2,493	2,631
Total current assets	44,799	51,249
Property and equipment, net	10,911	11,466
Goodwill	564	350
Other intangible assets, net	2,282	2,404
Deferred tax assets	19,426	17,805
Other long-term assets	3,203	3,543
Total assets	$81,185	$86,817
Liabilities and Shareholders’ Equity
Accounts payable	$5,938	$9,855
Accrued expenses and other	6,263	8,427
Deferred revenue, current	76	76
Current maturities of long-term debt	16	16
Total current liabilities	12,293	18,374
Revolving credit facility	5,000	—
Long-term debt, less current maturities	11	19
Deferred revenue, long-term	526	564
Other long-term liabilities	2,380	2,760
Total liabilities	20,210	21,717
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at September 30, 2022 and March 31, 2022; no shares issued and outstanding at September 30, 2022 and March 31, 2022	—	—
Common stock, no par value: Shares authorized: 200,000,000 at September 30, 2022 and March 31, 2022; shares issued: 41,352,020 at September 30, 2022 and 40,570,909 at March 31, 2022; shares outstanding: 31,355,911 at September 30, 2022 and 31,097,872 at March 31, 2022	—	—
Additional paid-in capital	159,460	158,419
Treasury stock, common shares: 9,996,109 at September 30, 2022 and 9,473,037 at March 31, 2022	(36,239)	(36,239)
Retained deficit	(62,246)	(57,080)
Total shareholders’ equity	60,975	65,100
Total liabilities and shareholders’ equity	$81,185	$86,817

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Product revenue	$12,833	$27,811	$26,316	$56,057
Service revenue	4,727	8,699	9,150	15,554
Total revenue	17,560	36,510	35,466	71,611
Cost of product revenue	9,287	18,864	19,672	38,297
Cost of service revenue	3,838	6,858	7,805	12,296
Total cost of revenue	13,125	25,722	27,477	50,593
Gross profit	4,435	10,788	7,989	21,018
Operating expenses:
General and administrative	3,945	2,753	7,699	5,864
Acquisition costs	333	—	347	—
Sales and marketing	2,649	2,687	5,538	5,932
Research and development	451	317	965	773
Total operating expenses	7,378	5,757	14,549	12,569
(Loss) income from operations	(2,943)	5,031	(6,560)	8,449
Other income (expense):
Other income	1	—	—	1
Interest expense	(16)	(14)	(33)	(33)
Amortization of debt issue costs	(16)	(15)	(31)	(31)
Total other expense	(31)	(29)	(64)	(63)
(Loss) income before income tax	(2,974)	5,002	(6,624)	8,386
Income tax (benefit) expense	(643)	1,343	(1,458)	2,217
Net (loss) income	$(2,331)	$3,659	$(5,166)	$6,169
Basic net (loss) income per share attributable to common shareholders	$(0.08)	$0.12	$(0.17)	$0.20
Weighted-average common shares outstanding	30,891,309	31,031,098	31,240,475	30,946,105
Diluted net (loss) income per share	$(0.08)	$0.12	$(0.17)	$0.20
Weighted-average common shares and share equivalents outstanding	30,891,309	31,287,826	31,240,475	31,310,965

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended September 30,
	2022	2021
Operating activities
Net (loss) income	$(5,166)	$6,169
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation	663	622
Amortization of intangible assets	104	113
Stock-based compensation	987	372
Amortization of debt issue costs	31	31
Deferred income tax	(1,620)	2,075
Gain (loss) on sale of property and equipment	10	(15)
Provision for inventory reserves	175	313
Provision for bad debts	20	8
Other	117	—
Changes in operating assets and liabilities:
Accounts receivable	233	(9,972)
Revenue earned but not billed	1,075	722
Inventories	2,808	(495)
Prepaid expenses and other assets	448	(1,015)
Accounts payable	(3,954)	(633)
Accrued expenses and other	(2,486)	(2,208)
Deferred revenue, current and long-term	(40)	(43)
Net cash used in operating activities	(6,595)	(3,956)
Investing activities
Cash to fund acquisition	55	—
Cash paid for investment	—	(500)
Purchases of property and equipment	(442)	(312)
Additions to patents and licenses	(10)	(7)
Proceeds from sale of property, plant and equipment	—	17
Net cash used in investing activities	(397)	(802)
Financing activities
Payment of long-term debt	(8)	(7)
Proceeds from revolving credit facility	5,000	—
Payments of revolving credit facility	—	—
Payments to settle employee tax withholdings on stock-based compensation	(2)	(6)
Deferred financing costs	—	(5)
Net proceeds from employee equity exercises	56	123
Net cash provided by financing activities	5,046	105
Net decrease in cash and cash equivalents	(1,946)	(4,653)
Cash and cash equivalents at beginning of period	14,466	19,393
Cash and cash equivalents at end of period	$12,520	$14,740

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Net (loss) income	$(2,331)	$(2,835)	$(1,180)	$1,102	$3,659
Interest	16	17	21	26	14
Taxes	(643)	(815)	(247)	189	1,343
Depreciation	309	354	391	314	313
Amortization of intangible assets	52	52	69	45	46
Amortization of debt issue costs	16	15	16	15	15
EBITDA	(2,581)	(3,212)	(930)	1,691	5,390
Stock-based compensation	733	254	222	219	211
Payroll tax credit	—	—	—	—	(1,587)
Acquisition expenses	333	14	334	178	—
Adjusted EBITDA	(1,515)	(2,944)	(374)	2,088	4,014